UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 10, 2013 (October 9, 2013)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 9, 2013, Magnum Hunter Resources Corporation (the “Company”) commenced an offer to exchange up to $600,000,000 principal amount of its 9.750% Senior Notes due 2020 registered under the Securities Act of 1933 for an equal amount of outstanding, substantially identical 9.750% Senior Notes that were sold in two private placements that closed on May 16, 2012 and December 18, 2012. Previously, on October 8, 2013, the Securities and Exchange Commission declared effective a registration statement on Form S-4 relating to the exchange notes to be issued in the exchange offer. Unless extended, the exchange offer will expire at 5:00 p.m., New York City time on November 7, 2013.

The disclosures in this Current Report on Form 8-K do not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the Company’s prospectus dated October 8, 2013, which has been filed with the Securities and Exchange Commission, and only to such persons and in such jurisdictions as is permitted under applicable law.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: October 10, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer